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                                                                     Exhibit 5.1


                          Bracewell & Patterson, L.L.P.
                            711 Louisiana, Suite 2900
                            Houston, Texas 77002-2781
                               Phone: 713.223.2900
                                Fax: 713.221.1212

                                  July 21, 2004



      Texas United Bancshares, Inc.
      202 West Colorado
      La Grange, Texas  78945

      Ladies and Gentlemen:

      We have acted as counsel to Texas United Bancshares, Inc., a Texas corporation (the "Company"), in connection with the proposed issuance of shares of the Company's common stock, par value $1.00 per share ("Common Stock"). The shares of Common Stock are proposed to be offered to the shareholders GNB Bancshares, Inc. ("GNB"), a Texas corporation in connection with the merger (the "Merger") of GNB with and into the Company, pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of April 29, 2004, by and between the Company and GNB (the "Merger Agreement"). The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 with respect to the Merger (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

      In rendering this opinion, we have examined originals, or copies certified to our satisfaction, of such records, agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company with respect to the Merger Agreement, that such parties had the requisite power and authority (corporate or other) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to various matters of fact relevant to the opinion hereinafter expressed, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and representatives of the Company and others.
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      Texas United Bancshares, Inc.
      July 21, 2004
      Page 2

      Based on the foregoing, and subject to the limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the shares of the Company's Common Stock are issued upon consummation of the Merger pursuant to the terms of the Merger Agreement, such shares will be validly issued, fully paid and non-assessable. The foregoing opinion is based on and is limited to the corporate laws of the State of Texas and the relevant laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                               Very truly yours,

                                               /s/ Bracewell & Patterson, L.L.P.

                                               Bracewell & Patterson, L.L.P.